--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ---------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 30, 1999

                            ------------------------

                           TOYMAX INTERNATIONAL, INC.

             (Exact name of Registrant as specified in its charter)

                                  DELAWARE
               (State or other jurisdiction of incorporation)

        0-23215                                       11-3391335
(Commission File Number)                 (I.R.S. Employer Identification No.)

 125 E. BETHPAGE ROAD,
  PLAINVIEW, NEW YORK
 (Address of principal                                  11803
   executive offices)                                 (Zip Code)

               Registrant's telephone number, including area code

                                 (516) 391-9898

                            ------------------------

                                 NOT APPLICABLE

         (Former name or former address, if changed since last report.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

    On November 30, 1999, Sun Master Investment Limited (the "Company"), a company incorporated under the laws of the Hong Kong Special Administrative Region of the People's Republic of China and a wholly-owned subsidiary of Toymax International, Inc. ("Toymax"), acquired certain assets, consisting of the Funnoodle product line of Kidpower, Inc. (the "Seller"), pursuant to an asset purchase agreement (the "Purchase Agreement"), dated October 25, 1999, by and among Toymax, Seller, James O'Rourke ("O'Rourke"), the majority shareholder of Seller, and Funnoodle, Inc. ("Funnoodle"), a Delaware corporation and a wholly-owned subsidiary of Toymax, which was assigned to the Company pursuant to an assignment and assumption of contract (the "Assignment"), dated November 30, 1999, by and among the Company, Toymax, Funnoodle, Seller and O' Rourke.

    The Funnoodle product line is a highly recognized consumer brand of pool and backyard water recreational products and a leader in those categories. The full product line includes the original Funnoodle-Registered Trademark- water toys, floating pool mats, lawn sprinkler toys and exercise mats. The consideration for the acquisition was $8,700,000 paid in cash to the Seller (the "Initial Payment") not including the assumption of certain commitments of the Seller in an amount of $500,000 plus up to $7,000,000 payable to the Seller after the closing if certain contingencies occur. The funding for the acquisition was out of the working capital of Toymax.

    In connection with the acquisition, the Company entered into a management services agreement (the "Management Agreement"), dated November 30, 1999, with Seller. Pursuant to the Management Agreement, Seller will manage the day-to-day operations with respect to the Funnoodle product line. The term of the Management Services Agreement is through November 15, 2002 and the management fee payable to Seller is seven percent (7%) of the cost of all finished goods with respect to the Funnoodle product line.

    The Company hereby incorporates by reference herein the matters announced in the Company's press release dated December 3, 1999 (such press release is filed as Exhibit 99.1 hereto).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial Statements of Business Acquired.

    (b) Pro-forma financial information.

    (c) Exhibits.

       2.1 Asset Purchase Agreement dated October 25, 1999, among Toymax International, Inc., Funnoodle, Inc., Kidpower, Inc., and James O'Rourke.*

       2.2 Assignment and Assumption of Contract dated November 30, 1999 among Toymax International, Inc., Sun Master Investment Limited, Funnoodle, Inc., Kidpower, Inc., and James O'Rourke.*

       10.1 Management Agreement, made as of November 30, 1999, between Sun Master Investment Limited and Kidpower, Inc.*

       99.1 Press release of the Company dated December 3, 1999.*

------------------------

* Incorporated by reference to exhibits filed with the Registrant's Form 8-K dated December 15, 1999.

          UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The following unaudited pro-forma condensed combined financial information is based on the historical consolidated financial statements of Toymax International, Inc. and Subsidiaries ("Toymax" or the "Company") and Funnoodle Water Toys (a product line of Kidpower, Inc.), ("Funnoodle") and has been prepared to illustrate the effects of the acquisition as though it had occurred as of the beginning of the periods (April 1, 1998 for the year ended March 31, 1999 and April 1, 1999 for the six months ended September 30, 1999) presented for the pro-forma condensed combined statement of operations and as if it had occurred on September 30, 1999 for the pro-forma condensed combined balance sheet. The unaudited pro-forma condensed combined statement includes Funnoodle's Balance Sheet as of June 30, 1999 and results of operations, for the year ended December 31, 1998, and for the six months ended June 30, 1999.

    The unaudited pro-forma condensed combined statements of operations also include the historical and pro-forma adjustments relating to the Company's acquisition of Monogram International, Inc. and Subsidiary, ("Monogram") for the year ended December 31, 1998 and for the two months ended May 27, 1999. This acquisition closed on May 27, 1999.

    The pro-forma adjustments include, in the opinion of management, all adjustments necessary to give pro-forma effect to the acquisitions as though such transactions had occurred as of the beginning of the period (April 1, 1998 for the year ended March 31, 1999 and April 1, 1999 for the six months ended September 30, 1999) presented for the pro-forma condensed combined statement of operations and as if the Funnoodle acquisition had occurred on September 30, 1999 for the pro-forma condensed combined balance sheet.

    The unaudited pro-forma condensed combined financial information is not necessarily indicative of how Toymax's balance sheet and results of operations would have been presented had these acquisitions actually been consummated at the assumed dates, nor is the presentation necessarily indicative of Toymax's balance sheet and results of operations for any future period. The unaudited pro-forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and related notes thereto of Toymax, previously filed on Form 10-K, of Monogram, previously filed on Form 8-K, and Funnoodle included elsewhere herein.

    The pro-forma adjustments are based upon available information. These adjustments are directly attributable to the acquisitions and are expected to have a continuing impact on Toymax's business, results of operations and financial position. The acquisitions will be accounted for using the purchase method of accounting, pursuant to which the estimated purchase cost of the acquisition is allocated to the tangible and intangible assets and liabilities acquired based upon their estimated fair values. The final allocation of the purchase price will be based upon the fair values of the acquired assets of Funnoodle on the date the transaction closed, November 30, 1999.

              UNAUDITED PRO-FORMA CONDENSED COMBINED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1999

                                               TOYMAX                FUNNOODLE
                                            -------------   ---------------------------
                                            SEPTEMBER 30,                    PRO-FORMA
                                                1999        JUNE 30, 1999   ADJUSTMENTS              PRO-FORMA TOTAL
                                            -------------   -------------   -----------              ---------------
ASSETS
CURRENT:
  Cash....................................  $ 15,712,561       $     --     $(8,806,312)     A         $  6,906,249
  Due from Factor.........................    30,364,302             --              --                  30,364,302
  Accounts receivable, net................    10,729,623             --              --                  10,729,623
  Due from officers.......................       111,116             --              --                     111,116
  Inventories.............................    15,552,059        215,380              --                  15,767,439
  Prepaid expenses and other current
    assets................................     4,293,310             --         150,000      A            4,443,310
  Income tax refunds receivable...........       598,556             --              --                     598,556
  Deferred income taxes...................     2,029,432             --              --                   2,029,432
                                            ------------       --------     -----------                ------------
    Total current assets..................    79,390,959        215,380      (8,656,312)                 70,950,027

PROPERTY AND EQUIPMENT, NET...............     5,414,594         70,650              --                   5,485,244
DEFERRED INCOME TAXES.....................       852,885             --              --                     852,885
GOODWILL..................................    12,295,475             --       4,020,651      A           16,316,126
INTANGIBLE ASSETS.........................            --             --       4,587,500      A            4,587,500
OTHER ASSETS..............................     7,403,175             --              --                   7,403,175
                                            ------------       --------     -----------                ------------
                                            $105,357,088       $286,030     $   (48,161)               $105,594,957
                                            ============       ========     ===========                ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT:
  Bank credit facility....................  $ 19,498,425       $     --     $        --                $ 19,498,425
  Accounts payable........................     6,761,237             --              --                   6,761,237
  Accrued expenses........................     8,000,347             --         237,869      A            8,238,216
  Accrued rebates and allowances..........     6,723,749             --              --                   6,723,749
  Due to affiliates.......................    14,268,746             --              --                  14,268,746
  Current portion of long-term
    obligations...........................        24,611             --              --                      24,611
  Income taxes payable....................     2,328,423             --              --                   2,328,423
                                            ------------       --------     -----------                ------------
    Total current liabilities.............    57,605,538             --         237,869                  57,843,407
                                            ------------       --------     -----------                ------------
LONG-TERM OBLIGATIONS.....................       750,518             --              --                     750,518
DEFERRED INCOME TAXES.....................            --             --              --                          --
                                            ------------       --------     -----------                ------------
    Total liabilities.....................    58,356,056             --         237,869                  58,593,925
                                            ------------       --------     -----------                ------------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.01 per
  share, 5,000,000 shares authorized; none
  outstanding.............................            --             --              --                          --
Common stock, par value $0.01 per share,
  50,000,000 shares authorized;
  10,633,108..............................       106,331             --              --                     106,331
Additional paid-in capital................    23,120,275             --              --                  23,120,275
Retained earnings.........................    23,967,467             --              --                  23,967,467
Treasury stock at cost; 35,000 shares.....      (177,889)            --              --                    (177,889)
Accumulated other comprehensive income....       (15,152)            --              --                     (15,152)
                                            ------------       --------     -----------                ------------
    TOTAL STOCKHOLDERS' EQUITY............    47,001,032             --              --                  47,001,032
                                            ------------       --------     -----------                ------------
                                            $105,357,088       $     --     $   237,869                $105,594,957
                                            ============       ========     ===========                ============

   See Accompanying notes to Unaudited Pro-Forma Condensed Combined Financial
                                  Information.

         UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 31, 1999

                                    TOYMAX                         MONOGRAM                                  FUNNOODLE
                                 ------------   -----------------------------------------------   --------------------------------
                                  MARCH 31,     DECEMBER 31,    PROFORMA                          DECEMBER 31,    PROFORMA
                                     1999           1998       ADJUSTMENTS          SUB-TOTAL         1998       ADJUSTMENTS
                                 ------------   ------------   -----------         ------------   ------------   -----------
NET SALES......................  $107,178,304   $22,209,416    $        --         $129,387,720   $13,540,761     $      --

COSTS AND EXPENSES:
  Cost of goods sold...........    64,797,543    13,286,162        275,000    H      78,358,705     9,236,834            --
  Selling and administrative...    31,329,216     7,783,516      1,563,000    G      40,675,732     2,840,591      (305,875)   B,C
                                 ------------   -----------    -----------         ------------   -----------     ---------
    Operating income...........    11,051,545     1,139,738     (1,838,000)          10,353,283     1,463,336       305,875

OTHER INCOME (EXPENSES):
  Other income, net............       409,135        12,205             --              421,340            --            --
  Interest income..............     1,102,492            --       (318,000)   D         784,492            --      (440,000)    D
  Interest expense.............      (116,526)     (489,822)        57,000    E        (549,348)      (56,629)       56,629     E
  Finance charges..............      (610,366)           --             --             (610,366)           --            --
                                 ------------   -----------    -----------         ------------   -----------     ---------
                                      784,735      (477,617)      (261,000)              46,118       (56,629)     (383,371)
INCOME BEFORE INCOME TAX
  EXPENSE......................    11,836,280       662,121     (2,099,000)          10,399,401     1,406,707       (77,496)
PROVISION FOR INCOME TAXES.....     3,219,865            --       (219,000)   I       3,000,865                     589,000     F
                                 ------------   -----------    -----------         ------------   -----------     ---------
NET INCOME.....................  $  8,616,415   $   662,121    $(1,880,000)        $  7,398,536   $ 1,406,707     $(666,496)
                                 ============   ===========    ===========         ============   ===========     =========
BASIC AND DILUTED INCOME PER
  SHARE........................  $       0.81
                                 ============
SHARES USED IN COMPUTING BASIC
  AND DILUTED INCOME PER
  SHARE........................    10,605,000
                                 ============


                                   PROFORMA
                                    TOTAL
                                 ------------
NET SALES......................  $142,928,481
COSTS AND EXPENSES:
  Cost of goods sold...........    87,595,539
  Selling and administrative...    43,210,448
                                 ------------
    Operating income...........    12,122,494
OTHER INCOME (EXPENSES):
  Other income, net............       421,340
  Interest income..............       344,492
  Interest expense.............      (549,348)
  Finance charges..............      (610,366)
                                 ------------
                                     (393,882)
INCOME BEFORE INCOME TAX
  EXPENSE......................    11,728,612
PROVISION FOR INCOME TAXES.....     3,589,865
                                 ------------
NET INCOME.....................  $  8,138,747
                                 ============
BASIC AND DILUTED INCOME PER
  SHARE........................  $       0.77
                                 ============
SHARES USED IN COMPUTING BASIC
  AND DILUTED INCOME PER
  SHARE........................    10,605,000
                                 ============

   See Accompanying notes to Unaudited Pro-Forma Condensed Combined Financial
                                  Information.

         UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999

                                                                       MONOGRAM                        FUNNOODLE
                                        TOYMAX       ---------------------------------------------   -------------
                                     -------------   TWO MONTHS                                       SIX MONTHS
                                     SEPTEMBER 30,      ENDED       PRO-FORMA                            ENDED
                                         1999        MAY 27,1999   ADJUSTMENTS          SUB-TOTAL    JUNE 30, 1999
                                     -------------   -----------   -----------         -----------   -------------
NET SALES..........................   $62,908,409    $2,472,296     $      --          $65,380,705    $15,037,050

COSTS AND EXPENSES:
  Cost of goods sold...............    38,770,190     1,556,575            --           40,326,765      9,384,334
  Selling and administrative.......    18,845,026     1,095,513       260,500     G     20,201,039      1,730,668
                                      -----------    ----------     ---------          -----------    -----------
    Operating income...............     5,293,193      (179,792)     (260,500)           4,852,901      3,922,048

OTHER INCOME (EXPENSES):
  Other income, net................        98,973        (2,258)           --               96,715             --
  Interest income..................       257,713        (3,065)      (53,000)    D        201,648             --
  Interest expense.................      (170,349)      (53,260)        9,500     E       (214,109)       (11,957)
  Finance charges..................      (381,559)         (577)           --             (382,136)            --
                                      -----------    ----------     ---------          -----------    -----------
                                         (195,222)      (59,160)      (43,500)            (297,882)       (11,957)

INCOME BEFORE INCOME TAX EXPENSE...     5,097,971      (238,952)     (304,000)           4,555,019      3,910,091
PROVISION FOR INCOME TAXES.........     1,299,559            --      (149,000)    I      1,150,559             --
                                      -----------    ----------     ---------          -----------    -----------
NET INCOME.........................   $ 3,798,412    $ (238,952)    $(155,000)         $ 3,404,460    $ 3,910,091
                                      ===========    ==========     =========          ===========    ===========
BASIC INCOME PER SHARE.............   $      0.36
                                      ===========
Diluted income per share...........   $      0.36
                                      ===========
SHARES USED IN COMPUTING BASIC
  INCOME PER SHARE.................    10,595,246
                                      ===========
SHARES USED IN COMPUTING DILUTED
  INCOME PER SHARE.................    10,693,730
                                      ===========

                                         FUNNOODLE
                                     -----------------

                                      PRO-FORMA           PRO-FORMA
                                     ADJUSTMENTS            TOTAL
                                     -----------         -----------
NET SALES..........................  $        --         $80,417,755
COSTS AND EXPENSES:
  Cost of goods sold...............           --          49,711,099
  Selling and administrative.......      284,138   B,C    22,215,845
                                     -----------         -----------
    Operating income...............     (284,138)          8,490,811
OTHER INCOME (EXPENSES):
  Other income, net................           --              96,715
  Interest income..................     (220,000)   D        (18,352)
  Interest expense.................       11,957    E       (214,109)
  Finance charges..................           --            (382,136)
                                     -----------         -----------
                                        (208,043)           (517,882)
INCOME BEFORE INCOME TAX EXPENSE...     (492,181)          7,972,929
PROVISION FOR INCOME TAXES.........    1,313,000    F      2,463,559
                                     -----------         -----------
NET INCOME.........................  $(1,805,181)        $ 5,509,370
                                     ===========         ===========
BASIC INCOME PER SHARE.............                      $      0.52
                                                         ===========
Diluted income per share...........                      $      0.52
                                                         ===========
SHARES USED IN COMPUTING BASIC
  INCOME PER SHARE.................                       10,595,246
                                                         ===========
SHARES USED IN COMPUTING DILUTED
  INCOME PER SHARE.................                       10,693,730
                                                         ===========

   See Accompanying notes to Unaudited Pro-Forma Condensed Combined Financial
                                  Information.

     NOTES TO UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    (A) Toymax acquired the product line of Funnoodle for a total purchase price of $15.8 million of which approximately $8.8 million was paid at the closing and $7 million is contingent, based upon the achievement of certain milestones. Transaction costs of $237,869 have been accrued. This transaction is to be accounted for under the purchase method of accounting and has been allocated as of September 30, 1999 as follows:

Net book value of assets acquired...........................  $  286,030
                                                              ----------
Fair value of adjustments:
    Prepaid assets..........................................     150,000
    Intangibles.............................................   4,587,500
                                                              ----------
Net fair value of assets acquired...........................   5,023,530
Purchase price paid.........................................   9,044,181
                                                              ----------
Excess purchase price paid..................................  $4,020,651
                                                              ==========

    (B) Adjustments to eliminate historical selling and administrative expenses and to record estimated expenses based on a management fee of 7% of cost of goods sold, an advertising costs of 2.5% of net sales, commissions of 2.5% of net sales and compensation and other administrative expenses for a total of $1,653,716 for the year ended December 31, 1998 and $1,573,806 for the six months ended June 30, 1999.

    (C) Adjustments to amortize intangibles over 3 and 10 years and goodwill over 10 years of $881,000 for the year ended December 31, 1998 and $587,000 for the six months ended June 30, 1999.

    (D) To eliminate interest income earned on funds used in the acquisition.

    (E) To eliminate interest expenses on debt, which was not assumed.

    (F) To record the tax effect of the Funnoodle transactions as well as the tax effect of the earnings at 37% of Funnoodle.

    (G) Adjustments to amortize the licenses over the life of the licenses, 21 months as of March 31, 1999, of $1,354,000 and goodwill amortization, over 15 years of $209,000, for the year ended December 31, 1998 and total amortization of $260,500 for the two months ended May 27, 1999.

    (H) Adjustment to cost of goods sold represents the expensing of $275,000 relating to an inventory write-up at January 1, 1998.

    (I) To record the tax effect of the Monogram transactions as well as the tax of earnings at 37% of Monogram, as if Monogram was taxed as a "C" Corporation, instead of an "S" Corporation.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Funnoodle Water Toys (A Product Line of Kidpower, Inc.)
Brentwood, Tennessee

    We have audited the accompanying statement of net assets purchased of Funnoodle Water Toys (A Product Line of Kidpower, Inc.) as of December 31, 1998, and the related statement of operations for the year then ended. The statement of net assets purchased and related statement of operations are the responsibility of Kidpower, Inc.'s management. Our responsibility is to express an opinion on the statement of net assets purchased and related statement of operations based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of net assets purchased and the related statement of operations are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in these statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of net assets purchased and the related statement of operations. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying statements were prepared to present the net assets and related operations of Funnoodle Water Toys (A Product Line of Kidpower, Inc.) sold to Toymax International, Inc. pursuant to the Asset Purchase Agreement described in Note 1, and is not intended to be a complete presentation of Kidpower, Inc.'s assets and liabilities or results of operations.

    In our opinion, such statement of net assets purchased and related statement of operations present fairly, in all material respects, the net assets of Funnoodle Water Toys (A Product Line of Kidpower, Inc.) as of December 31, 1998 and the results of operations for the period then ended, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Nashville, Tennessee
December 17, 1999

            FUNNOODLE WATER TOYS (A PRODUCT LINE OF KIDPOWER, INC.)

                       STATEMENT OF NET ASSETS PURCHASED

              DECEMBER 31, 1998 AND SEPTEMBER 30, 1999 (UNAUDITED)

                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1998             1999
                                                              -------------   --------------
                                                                       (UNAUDITED)
                           ASSETS
Inventories.................................................    $342,740         $215,371
Machinery and equipment.....................................      61,732          153,925
                                                                --------         --------
  Net assets purchased......................................    $404,472         $369,296
                                                                ========         ========

                       See notes to financial statements.

            FUNNOODLE WATER TOYS (A PRODUCT LINE OF KIDPOWER, INC.)

                            STATEMENT OF OPERATIONS

              FOR THE YEAR ENDED DECEMBER 31, 1998 AND NINE MONTHS
                       ENDED SEPTEMBER 30, 1998 AND 1999
                                  (UNAUDITED)

                                                                         NINE MONTHS      NINE MONTHS
                                                         YEAR ENDED         ENDED            ENDED
                                                        DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                                            1998             1998             1999
                                                        -------------   --------------   --------------
                                                                         (UNAUDITED)      (UNAUDITED)
Net sales.............................................   $13,540,761     $12,811,275      $15,205,399

Costs and expenses:
  Costs of goods sold.................................     9,236,834       8,752,342        9,643,200
  Selling, general and administrative expenses........     2,840,591       2,520,258        2,702,888
  Interest expense....................................        56,629          51,743           19,482
                                                         -----------     -----------      -----------
                                                          12,134,054      11,324,343       12,365,570

Excess of net sales over costs and expenses before
  income taxes........................................     1,406,707       1,486,932        2,839,829

Income taxes..........................................            --              --           49,723
                                                         -----------     -----------      -----------
Excess of net sales over costs and expenses...........   $ 1,406,707     $ 1,486,932      $ 2,790,106
                                                         ===========     ===========      ===========

                       See notes to financial statements.

            FUNNOODLE WATER TOYS (A PRODUCT LINE OF KIDPOWER, INC.)

                         NOTES TO FINANCIAL STATEMENTS

               YEAR ENDED DECEMBER 31, 1998 AND NINE MONTHS ENDED
                         SEPTEMBER 30, 1999 (UNAUDITED)

1. BASIS OF PRESENTATION

    On October 25, 1999 Kidpower, Inc. (the "Company") entered into an Asset Purchase Agreement with Toymax International, Inc. ("Toymax") for the sale of certain assets owned by the Company and used in connection with the Company's Funnoodle product line (the "Business"). The Business includes the development, manufacture and sale of Funnoodle Water Toys. Revenues of the Business are derived from the sale of Funnoodle Water Toys to retailers in the United States.

    On November 30, 1999, the Company sold to Toymax a significant portion of the assets currently comprising the Company's operation of the Business. These assets consist of inventories (including materials and finished products) and machinery and equipment relating to the Business.

    Throughout 1998, the Business' operations were conducted and accounted for as a business line of the Company. Historically, financial statements were not prepared for the Business. The financial statements presented herein have been derived from the Company's historical accounting records.

    The accompanying statements of operations include all revenues and costs attributable to the Business, including: 1) Direct costs and expenses of the Business, 2) costs for facilities, functions and services used by the Business at sites shared with other Company operations, 3) allocations of costs for certain centralized functions and services, and 4) allocations of interest expense.

    All of the allocations and estimates in these financial statements are based on assumptions that the Company's management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Business had been operated as a separate entity. Allocated costs include employee related expenses, rent, supplies, utilities, telephone and other miscellaneous expenses. These costs are allocated to the Business based on net sales of the Business compared to the Company's total sales.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the accompanying financial statements. These policies are in conformity with generally accepted accounting principles and have been applied consistently.

    MANAGEMENT ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures. Actual results could differ from those estimates.

    INVENTORIES. Inventories are stated at the lower of cost (first-in, first-out method) or market.

    MACHINERY AND EQUIPMENT. Machinery and equipment are stated at cost and are depreciated using the straight-line method. Depreciation is provided for over seven years. Whenever events or changes in circumstances indicate that the carrying values of machinery and equipment may be impaired, the Company projects the undiscounted cash flows expected to be generated by these assets. If the projections indicate that the reported amounts are not expected to be recovered, such amounts are reduced to their estimated fair value.

    REVENUE RECOGNITION.  Revenues are recognized upon shipments of product.

            FUNNOODLE WATER TOYS (A PRODUCT LINE OF KIDPOWER, INC.)

               YEAR ENDED DECEMBER 31, 1998 AND NINE MONTHS ENDED
                         SEPTEMBER 30, 1999 (UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    INTEREST EXPENSE. Interest expense was not historically directly charged by the Company to its business units. Interest expense has been allocated to the Business based on the amount actually incurred on inventory purchases. The Company's management believes this allocation is reasonable, but is not necessarily indicative of the interest cost that would have been incurred if the Business had been operated as a separate entity.

    INCOME TAXES. The taxable income of the Business was included in the consolidated tax returns of the Company. Accordingly, separate income tax returns were not prepared or filed for the Business. Federal income taxes are the responsibility of the stockholders of the Company due to the fact that the Company has elected S Corporation status for federal income tax purposes. Therefore, only state income taxes are applicable to the Company.

3. INVENTORIES

    Inventories as of December 31, 1998 and September 30, 1999 (unaudited) consist of the following:

                                                      DECEMBER 31,    SEPTEMBER 30,
                                                          1998             1999
                                                      -------------   --------------
                                                       (UNAUDITED)     (UNAUDITED)
Finished goods......................................    $233,732         $212,935
Raw materials.......................................     133,034            2,436
                                                        --------         --------
    Total inventories at cost.......................     366,766          215,371
Less valuation allowance............................     (24,026)         --
                                                        --------         --------
                                                        $342,740         $215,371
                                                        ========         ========

4. TAXES ON INCOME

    State net operating loss carryforwards were available at December 31, 1997 for which the Company provided a 100% valuation allowance against its deferred tax asset. For 1998 all of the Company's state income taxes were offset by the carryforwards. Therefore, there are no income taxes to allocate to the Business for 1998.

    For the nine months ended September 30, 1999, state income taxes applicable to the Business are as follows:

                                                              (UNAUDITED)
Current.....................................................    $ 63,723
Deferred benefit............................................     (14,000)
                                                                --------
                                                                $ 49,723
                                                                ========

    The deferred benefit is the result of realization of net operating loss carryforwards.

5. COMMITMENTS AND CONTINGENCIES

    The Business is subject to various lawsuits and claims with respect to product liabilities arising out of the normal course of business. While the effect on future financial results is not subject to reasonable estimation because considerable uncertainty exists, in the opinion of Company management and legal counsel, there are currently no known lawsuits or claims which would materially affect the financial position or results of operations of the Business.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TOYMAX INTERNATIONAL, INC.
                                             (Registrant)

Date: February 14, 2000                      By:          /s/ WILLIAM A. JOHNSON, JR.
                                                  ------------------------------------------
                                                            William A. Johnson, Jr.
                                                     CHIEF FINANCIAL OFFICER AND TREASURER

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